SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                           October 14, 2015
                            Date of Report
                     (Date of Earliest Event Reported)

                  AMCHI GENDYNAMY SCIENCE CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

                PRETTY VALLEY ACQUISITION CORPORATION
             (Former Name of Registrant as Specified in its Charter)

Delaware                       000-55224                  47-1360654
(State or other         (Commission File Number)       (IRS Employer
jurisdiction                                           Identification No.)
of incorporation)
                           650 Tamarack
                      Brea, California 92821
             (Address of principal executive offices) (zip code)

                           626-715-9695
         (Registrant's telephone number, including area code

                       215 Apolena Avenue
                Newport Beach, California 92662
      (Former Address of Principal Executive Offices)

ITEM 3.02 Unregistered Sales of Equity Securities

     On October 15, 2015, Amchi Gendynamy Science Corporation (formerly Pretty Valley Acquisition Corporation) (the "Registrant" or the "Company") issued 20,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 97.5% of the total outstanding 20,500,000 shares of common stock as follows:

                             20,000,000          Wisdom Qiao

     With the issuance of the stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

     On October 14, 2015, the following events occurred which resulted in a change of control of the Registrant:

              1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

              2.   The then current officers and directors resigned.

              3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on June 18, 2014 as amended and supplemented by the information contained in this report.

    The Registrant intends to present and market a new gene editing theory named Microdynamist that it has identified through years of research. This gene principle can be used to repair human DNA mutation problems. The Company has identified the process and has experimentally designed technology capable of offering multidimensional energy recovery therapy to repair individual human genetic deformations. The Company understands that its empirical evidence shows that the proper application of energy at known frequencies and wave forms on disordered or disrupted life forms, based on specific dimensions within the basic DNA, can dynamically edit genes. The Company has a patent pending on its gene dynamic recovery technology.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On October 14, 2015 the following events occurred:

    James M. Cassidy resigned as the Registrant's president, secretary and director.

    James McKillop resigned as the Registrant's vice president and director.

     Wisdom Qiao was named director of the Registrant.

     Wisdom Qiao was appointed Chief Executive Officer and Treasurer of the Registrant.

     Wisdom Qiao serves as the sole director and officer of the Registrant. She is a scientist and successful entrepreneur. Ms. Qiao graduated from China's Huaxi Medical University undergraduate program. She spent two years in the China Army Secondary Medical University and served as the chief pharmacist in the China Army General Hospital. Since 2003, Ms. Qiao has worked on research and development of the gene dynamic principal and gene editing. Through her research, she discovered the dynamic principle of gene editing under DNA equations and created the new theory as Microdynamism. As an entrepreneur, during the 1990s and until 2003, Ms. Qiao worked Prudential Securities and Merrill Lynch in Hong Kong and the U.S. She was one of the first to bring overseas private equity funds into China and was co-founder of the first private equity fund in China, now a 30 billion RMB fund.


                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                         AMCHI GENDYNAMY SCIENCE CORPORATION


Date: October 20, 2015
                                       Wisdom Qiao
                                       Chief Executive Officer